UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)             September 26, 2002
                                                          ----------------------


                              INSITUFORM EAST, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


       0-10800                                             52-0905854
--------------------------------------- ----------------------------------------
(Commission File Number)                       (IRS Employer Identification No.)



3421 Pennsy Drive, Landover, Maryland                       20785-1608
--------------------------------------- ----------------------------------------
(Address of principal executive offices)                    (Zip Code)



               Registrant's telephone number including area code:
                              (301) 386-4100 (tel)
                              (301) 386-2444 (fax)


                                      None
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.    Other Events.

           See press release of the registrant dated September 26, 2002 attached hereto.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2002                INSITUFORM EAST, INCORPORATED
                                       -----------------------------------------
                                        (Registrant)


                                        By: /s/ Robert W. Erikson
                                        ----------------------------------------
                                        Robert W. Erikson
                                        President

                                                              PRESS RELEASE
                                                      For Immediate Release


                             INSITUFORM EAST REPORTS
                               FISCAL 2002 RESULTS

     LANDOVER, MD, September 26, 2002 - INSITUFORM EAST, INCORPORATED.  [NASDAQ:
INEI] reported a consolidated net loss of -$1,407,491 (-$0.32 per share) on sales of $18.2 million for the fiscal year ended June 30, 2002. In the previous year, the Company reported a consolidated net loss of -$2,345,056 (-$0.54 per share) on sales of $23.2 million.

                         CONSOLIDATED FINANCIAL SUMMARY

                                                  Three Months Ended June 30,            Year Ended June 30,
                                                --------------------------------   ---------------------------------
                                                      2002            2001               2002            2001
                                                      ----            ----               ----            ----

Sales                                            $  3,219,037     $ 4,778,690       $ 18,152,666     $  23,206,207
                                                 =============    ============      =============    ==============

Net Loss                                         $   (844,814)    $(1,503,224)      $  (1,407,491)   $  (2,345,056)
                                                 =============    ============      ==============   ==============

Basic and Diluted Loss Per Share                 $      (0.19)    $     (0.35)      $       (0.32)   $       (0.54)
                                                 =============    ============      ==============   ==============

Basic and Diluted Weighted Average Shares
Outstanding                                        4,356,862       4,356,862          4,356,862        4,356,862


     The Company attributed its unfavorable fiscal year 2002 loss results almost entirely to operations and activities conducted in the southeast region of the United States, a marketplace generally served by its Midsouth Partners subsidiary outside of its exclusively licensed Insituform process territories. The Company attributed its overall net decrease in comparative loss for the current year principally to the favorable impact of a $683,000 credit provision for income taxes resulting from tax legislation enacted during the year permitting the Company to carry back tax losses incurred during the fiscal year ended June 30, 2001 against taxable income recognized during the fiscal year ended June 30, 1996. Previous tax law permitted only a two-year carry-back period for fiscal year 2001 tax losses. The Company benefited operationally from a consistent volume of immediately workable backlog in its licensed Insituform process territories for the first nine months of the year and a focused reduction in Midsouth Partners' activity and associated costs after the first quarter in the southeast region of the United States. However, the Company experienced a reduction in immediately workable backlog in the fourth quarter of the year as the result of the loss of a major Insituform(R) process customer.

INSITUFORM EAST REPORTS
FISCAL 2002 RESULTS
Page Two

     As forward-looking information, the Company anticipates the continuation of its current reduced level of immediately workable backlog for the first few quarters of fiscal year 2003. The Company was not the low bidder on renewal work during the third quarter of fiscal year 2002 with its largest Insituform process customer, a county government in the Washington, DC metropolitan area, and the loss of such significant work has had an immediate effect on the Company's workable backlog pending the procurement of replacement contracts. Additionally, the Company believes that prevailing price levels in the southeast region of the United States reflect a current oversupply of capacity in that marketplace. To adjust for these current and forward anticipated adverse business conditions, during the fourth quarter of fiscal year 2002 the Company implemented an indefinite suspension of its Midsouth Partners subsidiary operations and concurrently initiated a pre-emptive and aggressive cost reduction program in its licensed Insituform process territories.

     The Company's total backlog value of all uncompleted and multi-year contract awards was approximately $12.2 million at June 30, 2002 as compared to $15.3 million at June 30, 2001. The twelve-month backlog at June 30, 2002 was approximately $5.8 million as compared to $12.0 million at June 30, 2001. The total backlog value of all uncompleted and multi-year contracts at June 30, 2002 and 2001 includes work not estimated to be released and installed within twelve months, as well as potential work included in term contract awards which may or may not be fully ordered by contract expiration. While potentially helpful as a possible trend indicator, "total" and "twelve-month" backlog figures at specific dates are not necessarily indicative of sales and earnings for future periods due to the irregular timing and receipt of major project awards, including large, multi-year, menu-priced contracts with estimated but uncertain order quantities further subject to the specifics of individual work releases. On a week-to-week and month-to-month basis, the availability of often volatile "immediately workable" backlog most directly affects productivity, with such availability subject to unpredictable changes such as weather, customer-initiated delays and found variances in site conditions.

     In addition to immediately workable backlog, another significant factor affecting the Company's future performance remains the volatility of earnings as a function of sales volume at normal margins. Accordingly, because a substantial portion of the Company's costs are semi-fixed in nature, earnings can, at times, be severely reduced or eliminated during periods of either depressed sales at normal margins or material increases in discounted sales, even where total revenues may experience an apparent buoyancy or growth from the addition of discounted sales undertaken from time-to-time for strategic reasons. Conversely, at normal margins, increases in period sales typically leverage positive earnings significantly.

INSITUFORM EAST REPORTS
FISCAL 2002 RESULTS
Page Three


     This press release contains forward-looking statements, which are inherently uncertain and therefore amplify evaluation risks. The Company's future results could differ materially from those currently anticipated due to a number of factors, including, without limitation, the availability of immediately workable backlog, mix of work, weather, changes in interest rates and general economic conditions, legislative/regulatory changes and other factors set forth in reports and documents filed by the Company with the Securities and Exchange Commission from time to time.

     Insituform East, Incorporated and its subsidiaries are engaged in the trenchless rehabilitation of underground sewers and other pipelines primarily used cured-in-place pipe ("CIPP") rehabilitation processes to produce a shape-conforming "pipe-within-a-pipe." Since 1978, the Company has performed work in six Mid-Atlantic states and the District of Columbia using the patented Insituform(R) process under territorially exclusive sublicense agreements. Utilizing other trenchless CIPP processes, the Company's presently dormant wholly-owned subsidiary, Midsouth Partners, is entitled to operate substantially without geographic restriction. The Company's CIPP rehabilitation processes utilize custom-manufactured unwoven polyester fiber felt tubing, with an elastomeric coating on the exterior surface. The flat, pliable tube is later impregnated with a liquid thermosetting resin and the resin-saturated material is inserted in the pipe through an existing manhole or other access point. Using a temporary inversion duct and cold water pressure, the material is turned inside out as it is forced through a heat-exchange unit. The heated water cures the thermosetting resin to form a new, hard, jointless, impact and corrosion resistant cured-in-place pipe within the original pipe. Lateral or side connections are then reopened by use of a remotely controlled cutting device.

                                      * * *

Contact:      Robert W. Erikson                       George Wm. Erikson
              President                               Chairman
              (301) 386-4100                          (301) 386-4100